Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Kodak Names Management for Post-Emergence Company

Ensures Leadership Continuity and Expertise

ROCHESTER, N.Y., July 30 – In consultation with the backstop providers of Kodak’s emergence equity plan, Kodak today outlined its post-emergence executive leadership in supplemental filings to its Plan of Reorganization. This team will ensure continuity in Kodak’s leadership and has the expertise to continue the implementation of the company’s business transformation, which focuses on imaging innovation for business.

The new equity investors have confirmed their acceptance of this management team, which is a condition to Kodak’s emergence equity plan.

In its filings, the company named the following senior corporate and business unit executives:

•
Antonio M. Perez, who will continue as Chief Executive Officer and will serve as a member of the Board. Perez will commit to serve the reorganized company for up to three years following the company’s emergence from Chapter 11.  Perez will agree to be CEO for one year from emergence, or until the post-emergence Board of Directors elects his successor, whichever is sooner.  During his tenure as CEO, in addition to fulfilling his responsibilities as CEO, Perez will be actively involved with the Board in identifying the right successor with whom he will work closely to effect a seamless transition.  Upon the appointment of his successor, Perez would resign from his position as CEO, and would then continue working closely with his successor and the Board as a full-time special advisor to the Board to effect a seamless transition and facilitate the continued realization of the company’s transformation for a period up to the first anniversary of the company’s emergence.  In addition, he has agreed to serve the company in a consulting capacity for up to another two years following the initial one-year term.

•
Douglas J. Edwards, who will remain in his role as President of Digital Printing and Enterprise.  He was named to the post in September 2012, and elected a Senior Vice President in October 2012.  Kodak’s highly differentiated Stream and SQUAREspot technologies underpin this portfolio and products include KODAK PROSPER Solutions and KODAK FLEXCEL Systems.

•
Brad W. Kruchten, who will continue to serve as President, Graphics, Entertainment & Commercial Films, which includes Prepress, Entertainment Imaging, Commercial Film and Global Consumables Manufacturing, a position he has held since 2011.  The Graphics business includes renowned products such as KODAK PRINERGY Workflow and KODAK SONORA Process Free Plates.

•
Terry R. Taber, who will continue in his current post as Chief Technical Officer, a position he has held since 2009.  As CTO, he is responsible for the development of key technologies including those in functional printing.

•	Eric H. Samuels, who will serve as Controller, having been appointed Corporate Controller and Chief Accounting Officer in July 2009.
•	Patrick M. Sheller, who will serve as the General Counsel, Secretary and Chief Administrative Officer, positions he has held since 2012.
Additionally, Jim Mesterharm will continue as Chief Restructuring Officer and Becky Roof will continue as Interim Chief Financial Officer, under the company's agreement with AlixPartners.  The duration of the company's agreement with AlixPartners will be determined by the post-emergence board.

Also continuing in their roles as General Managers of Kodak’s regional operations are Philip Cullimore, Europe, Middle East and Africa; Lois Lebegue, Asia Pacific; John O’Grady, U.S. and Canada; and Gustavo Oviedo, Latin America and Emerging Geographies.

“On behalf of the entire continuing management team, we appreciate the support of our new owners and look forward to the completion of Kodak’s successful restructuring, the confirmation of our Plan of Reorganization and our emergence from Chapter 11 later in the third quarter,” said Perez.

These management arrangements are subject to certain conditions, including approval as part of confirmation of Kodak’s of Plan of Reorganization and Kodak’s emergence from Chapter 11.  The confirmation hearing on the Plan of Reorganization is currently scheduled for August 20, 2013, with emergence expected during the third quarter.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This document includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," “predicts”, "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in this report on Form 10–Q for the quarter ended March 30, 2013 under the headings "Business", "Risk Factors", and "Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources" and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the Company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

2013